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                                                              EXHIBIT EX-99.CERT

              CERTIFICATION (SECTION 302 OF THE SARBANES-OXLEY ACT)
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I, David J. Schoenwald, certify that:

1. I have reviewed this report on Form N-CSR of New Alternatives Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. I am the registrant's sole 'certifying officer' and am responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2 (c) under the Investment Company Act of 1940) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant and which is made known to us by others, particularly during the period in which this report is being prepared, and

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) Disclosed in this report any material changes in registrant's internal controls over financial reporting that occurred during the period covered by the report.

5. The registrant's certifying officer has disclosed, based on his most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors.

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial date and have identified for the registrant's auditors any material weaknesses, if any, in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

6. The registrant's certifying officer has indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal


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controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

7. The registrant has adopted a code of ethics that applies to the principal executive officer and any other involved member. The code of ethics is contained in the Statement of Additional Information, which is available by calling the Fund.

8. The registrant has adopted a proxy voting policy, which is contained in the Statement of Additional Information, which is available by calling the Fund. The fund's voting record on proxies of portfolio companies is also available by calling the fund.

9. The registrant has an independent audit committee with two members. The audit committee has adopted an audit committee charter. The registrant's Directors have voted and determined the two independent audit committee members, Preston Pumphrey and Dorothy Wayner, are financial experts under the securities law rules.

10. Director Nominations. The fund's nominating committee for the board of directors consists of the independent members of Board of Directors. There is no separate nominating committee charter or policy. It has been the fund's practice to invite potential Director candidates to submit a resume and attend a meeting of the Directors.


Date:  July 27, 2004
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                                            /S/
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                                            David J. Schoenwald
                                            President


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)         New Alternatives Fund, Inc.
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By (Signature and Title)


*/s/
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      David J. Schoenwald, President


Date                July 27, 2004
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